UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

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WYNN RESORTS, LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Wynn Resorts, Limited

Pursuant to Rule 14a-6(b)

of the Securities Exchange Act of 1934

Commission File No.: 000-50028

Wynn Resorts Comments on Glass Lewis Report

Urges Shareholders to Vote FOR All Three Wynn Directors on the WHITE Proxy Card Today

LAS VEGAS – May 4, 2018 — Wynn Resorts (NASDAQ: WYNN) (“Wynn”) today issued the following statement in response to a report issued by Glass Lewis & Co. (“Glass Lewis”) related to the election of directors to Wynn’s Board at the Company’s Annual Meeting of Shareholders on May 16, 2018:

“While we appreciate that Glass Lewis recognizes the sweeping initiatives the Board has undertaken in less than three months, we are disappointed that they have failed to acknowledge the important contributions that Jay Hagenbuch has made in helping to drive positive change at Wynn. As a fully independent member of the Board who is committed to acting in the best interests of our shareholders, his knowledge of the Company, our financial operations and industry environment contribute meaningfully to the Special Committee’s work. This Board has acted swiftly and decisively by driving a refreshment process that has taken an important first step through the addition of three highly qualified female directors who strengthen the Board’s skill sets, experience and diversity. The Board’s actions have demonstrated that it is committed to moving swiftly and decisively to improve corporate governance and accountability, all while preserving shareholder value. Each of our nominees and the full Board understand that we have a mandate to drive change and to move Wynn forward.”

“While we disagree with Glass Lewis’ conclusion, we appreciate that its report recognized the Board’s significant refreshment and noted that Elaine Wynn’s campaign is flawed. As Glass Lewis saidi:

•	“[We] find the introduction of new, independent perspectives to a more diverse cast bearing no apparent attachment to Mr. Wynn represents a favorable turn at a particularly critical juncture for the Company.”

•	“Ms. Wynn was a Company director from 2002 to 2015, during which Wynn maintained similarly restrictive corporate governance provisions...[W]e continue to take a fairly dim view of language that seems to exculpate Ms. Wynn of her shared responsibility for Wynn’s more regressive machinery.”

•	“[W]e believe Ms. Wynn’s campaign suffers from certain key flaws, not the least of which relate to asking investors to partially front-run key regulatory developments, pre-suppose management’s strategy around key assets and overlook her part in enabling the very corporate governance mechanisms that now limit the practicable avenues to effect meaningful change to the status quo.”

“The Board has made great strides in restoring stability at Wynn, and it is not in shareholder interests to risk derailing the progress we are making. The Board and management team are continuing to deliver superior shareholder value and have kept Wynn’s business on the right path, despite the recent turmoil. Wynn has consistently outperformed its peers and delivered one-year total shareholder return (TSR) of 97% in 2017 compared to the S&P 500’s TSR of 21% over the same timeframe. In addition, the share price today is significantly above where it was after the news broke about the Company’s founder.”

“We strongly believe that withholding your vote for Jay Hagenbuch will not benefit your investment. In a complex and heavily regulated industry, Jay has the experience to effectively identify and manage Wynn’s risk exposures and attendant vulnerabilities. As Chairman of the Audit Committee, he is intimately familiar with Wynn’s operations, strengths and weaknesses, and its specialized regulatory framework. Jay’s other important contributions to the Board have included:

•	Developing a comprehensive independent analysis of capital expenditures that resulted in adoption of an appropriately scaled-down set of development plans in Las Vegas in 2017.

•	Arguing for the need to develop a coherent regular dividend policy, rather than reliance on special dividends, which the Company adopted in 2015.

•	Since joining the Board in 2013, successfully advocating for an enhanced balance-sheet management protocol to ensure financial constraints never unduly impact operating decisions.”

“Wynn’s Board and management team are continuing to drive growth at Wynn, move past the founder-led era of Steve Wynn, and evolve into a stronger company that is poised for long-term growth. We urge shareholders to vote “FOR” all three of our highly qualified directors on the WHITE card.”

PLEASE SUPPORT US IN OUR EFFORTS TO REMAKE WYNN FOR THE FUTURE

Your vote is important. Please discard any blue proxy cards you have received from Elaine Wynn. If you have already returned a blue proxy card, you can change your vote simply by signing, dating and returning a WHITE proxy card today. Only your latest-dated proxy card will be counted.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

Shareholders, Call Toll-Free: (888) 750-5834

Banks and Brokers, Call Collect: (212) 750-5833

ABOUT WYNN RESORTS

Wynn Resorts, Limited is traded on the Nasdaq Global Select Market under the ticker symbol WYNN and is part of the S&P 500 Index. Wynn Resorts owns and operates Wynn Las Vegas (wynnlasvegas.com), Wynn Macau (wynnmacau.com) and Wynn Palace, Cotai (wynnpalace.com).

Wynn and Encore Las Vegas feature two luxury hotel towers with a total of 4,750 spacious hotel rooms, suites and villas, approximately 192,000 square feet of casino space, 22 dining experiences featuring signature chefs and 11 bars, two award-winning spas, approximately 290,000 square feet of meeting and convention space, approximately 110,000 square feet of retail space as well as two showrooms; three nightclubs, a beach club and recreation and leisure facilities. A luxury retail Strip-front expansion, Wynn Plaza, is currently under construction and is scheduled to debut the second half of 2018.

Wynn Macau is a luxury hotel and casino resort located in the Macau Special Administrative Region of the People’s Republic of China with two luxury hotel towers with a total of 1,008 spacious rooms and suites, approximately 273,000 square feet of casino space, casual and fine dining in eight restaurants, approximately 31,000 square feet of meeting and convention space, approximately 59,000 square feet of retail space, and recreation and leisure facilities including two opulent spas, a salon and a rotunda show.

Wynn Palace is a luxury integrated resort in Macau. Designed as a floral-themed destination, it boasts 1,706 exquisite rooms, suites and villas, approximately 420,000 square feet of casino space, 11 food and beverage outlets, approximately 37,000 square feet of meeting and convention space, approximately 106,000 square feet of designer retail, SkyCabs that traverse an eight-acre Performance Lake, an extensive collection of rare art, a lush spa, salon and recreation and leisure facilities.

Wynn Resorts is currently constructing Wynn Boston Harbor located in Everett, Massachusetts.

Additional Information and Where to Find It

The Company has filed a definitive proxy statement, a supplement to the definitive proxy statement, and a form of associated WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2018 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON APRIL 18, 2018, THE PROXY SUPPLEMENT FILED WITH THE SEC ON APRIL 30, 2018, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at wynnresorts.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2018 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on April 18, 2018 and the proxy supplement filed with the SEC on April 30, 3018, each with respect to the Company’s 2018 Annual Meeting of Shareholders. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Contacts:

Michael Weaver

Wynn Resorts

702.770.7501

michael.weaver@wynnlasvegas.com

George Sard/Cassandra Bujarski/Lisa Green

Sard Verbinnen & Co.

212.687.8080

Wynn-SVC@SARDVERB.com

[i]	Permission to use quotations neither sought nor obtained